Sentinel Variable Product Trust Power of Attorney February 15, 2008

The undersigned hereby appoints Kerry A. Jung and Thomas H. MacLeay, or either of them, his/her attorney-in-fact to execute in his/her name and on his/her behalf, all registration statements on Form N-1A or N-14 or amendments thereto, to be filed with the Securities &
Exchange Commission by Sentinel Variable Products Trust under the Securities Act of 1933.

_/s/ Thomas H. MacLeay___ /s/ William D. McMeekin		/s/ William G. Ricker___
Thomas H. Macleay	William D. McMeekin	William G. Ricker

/s/ Nancy F. Pope_____
Nancy F. Pope